Exhibit 99.1

NEWS RELEASE for May 12, 2005

Contact:	Allen & Caron Inc
	Mike Lucarelli (investors)	Brian Kennedy (media)
	212-691-8087	212-691-8087
	m.lucarelli@allencaron.com	brian@allencaron.com

DIGITAL ANGEL TO PRESENT AT AeA MICRO CAP FINANCIAL CONFERENCE
IN MONTEREY, CA

SO. ST. PAUL, MN (May 12, 2005) … Digital Angel (Amex: DOC) Chief Executive Officer Kevin McGrath will give a presentation at the AeA Micro Cap Financial Conference at 8 A.M. PST on Tuesday, May 17. The conference is being held at the Monterey Plaza Hotel in Monterey, CA and the presentation will take place in the Monterey Bay Ballroom.  Digital Angel will also meet with institutional investors from 1:15 - 5:30 P.M. PST in room 2315.

Founded in 1943, the AeA is a nationwide non-profit trade association that represents all segments of the technology industry. In partnership with small, medium and large member companies, the AeA lobbies governments at the state, federal and international levels; provides access to capital and business opportunities and offers select business services and networking programs.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, livestock, and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors. Digital Angel Corporation is a majority-owned subsidiary of Applied Digital (Nasdaq:ADSX).

For more information about Digital Angel, visit the company’s website at www.DigitalAngelCorp.com.

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